Exhibit 5.1

		Arnold C. Lakind	Of Counsel
		Barry D. Szaferman	Stephen Skillman
		Jeffrey P. Blumstein	Linda R. Feinberg
		Steven Blader	Anthony J. Parrillo
		Brian G. Paul+	Paul T. Koenig, Jr.
		Craig J. Hubert++	Robert A. Gladstone
		Michael R. Paglione*	Janine Danks Fox*
		Lionel J. Frank**	Richard A. Catalina Jr.*†
		Jeffrey K. Epstein+	E. Elizabeth Sweetser
Szaferman, Lakind, Blumstein &		Stuart A. Tucker
Blader, P.C.		Scott P. Borsack***	Robert G. Stevens Jr.**
Attorneys at Law		Daniel S. Sweetser*	Michael D. Brottman**
		Robert E. Lytle	Lindsey Moskowitz Medvin**
101 Grovers Mill Road, Suite 200		Janine G. Bauer***	Mark A. Fisher
Lawrenceville, NJ 08648		Daniel J. Graziano	Robert L. Lakind***
P: 609.275.0400		Jr.	Thomas J. Manzo**
F: 609.275.4511		Nathan M. Edelstein**	Carley Ward**
www.szaferman.com		Bruce M. Sattin***	Melissa A. Chimbangu
		Gregg E. Jaclin**	Kathleen O’Brien
		Robert P. Panzer	Steven A. Lipstein**
		Benjamin T. Branche*	Yarona Y. Liang#
		Eric M. Stein**	Brian A. Heyesey
Justin R. Calta
Mengyi "Jason" Ye
John O’Leary***
May __, 2015
+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
Balance Labs, Inc.			***NJ, NY & PA Bars
1111 Lincoln Road, 4th Floor			#NY Bar
Miami Beach, FL 33139			†U.S. Patent & Trademark Office

Ladies and Gentlemen:

You have requested our opinion as counsel for Balance Labs, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the resale of 1,000,000 of the Company’s common stock, par value $0.0001 per share (the “Shares”) in connection to certain equity distribution by Shilo Security Solutions, Inc. (the “Distribution”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated June 5, 2014;
(d)	a Board of Directors resolution approving the Distribution and registration of the Shares on the Registration Statement; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated May _, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized and are legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Delaware. This opinion opines upon Delaware law including statutory provisions, all applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:
Gregg E. Jaclin
For the Firm